Exhibit 10.1
DELPHI FINANCIAL GROUP, INC.
SECOND AMENDED AND RESTATED
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN
1. PURPOSE
The purpose of this Second Amended and Restated Long-Term Performance-Based Incentive Plan (the “Plan”) is to advance the interests of Delphi Financial Group, Inc. (the “Company”) by providing Mr. Robert Rosenkranz, Chairman, and Chief Executive Officer of the Company, with a compensation arrangement that may be utilized to reward him for his contributions to the performance of the Company and enhancement of the interests of the Company’s stockholders, subject to the terms of the Plan. The Plan incorporates various amendments previously made to the Amended and Restated Long-Term Performance-Based Incentive Plan previously adopted by the Company and approved by the stockholders of the Company on May 28, 2003 (the “Predecessor Plan”) and makes additional amendments to the Predecessor Plan in connection with the amendment and restatement thereof.
The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Restricted Stock, Deferred Shares, or Options, or a combination of each type of Award, all as more fully described below.
2. ADMINISTRATION
Unless otherwise determined by the Board of Directors of the Company (the “Board”), the Plan will be administered by a Committee of the Board designated for such purpose (the “Committee”). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. So long as the Company’s Class A common stock (the “Stock”) is registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), all members of the Committee shall be Non-Employee Directors within the meaning of Rule 16b-3 under the 1934 Act, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall satisfy any applicable requirements of any exchange or system on which the Stock is listed or traded. The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) determine the number of shares subject to any Award and grant Awards at such time or times as it determines in accordance with the Plan; (b) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any required written notices and elections, and change such forms from time to time; (c) adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be final and conclusive and will bind all parties. The Committee shall certify the achievement of any performance goals established pursuant to the Plan. Nothing in this Section 2 shall be construed as limiting the power of the Committee to make adjustments under Section 8.6 hereof.
The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to officers to execute agreements or other documents on behalf of the Committee.
The Committee may employee such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to the preceding paragraph shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder.

To the maximum extent permitted by applicable law and the certificate of incorporation and by-laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and, to the extent permitted by applicable law, advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the certificate of incorporation or by-laws of the Company or any affiliate thereof. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.
3. EFFECTIVE DATE AND TERM OF PLAN
The Plan shall be subject to approval by the stockholders of the Company, and Awards granted hereunder prior to such approval shall also be subject to such approval. The Plan will terminate on December 31, 2013.
4. SHARES SUBJECT TO THE PLAN
Subject to adjustment as provided in Section 8.6 hereof, the aggregate number of shares, measured by reference to Stock Units, subject to Award during any calendar year of the Plan (the “Award Amount”) shall equal a maximum of 158,988, plus the Carryover Award Amount, as then in effect. For purposes hereof, “Stock Units” shall consist of restricted or deferred shares of Company common stock, each of which individual shares shall represent one Stock Unit, and options to purchase shares of Company common stock, each of which individual options shall represent one-third of one Stock Unit. The “Carryover Award Amount” consists of 317,796 restricted or deferred shares and options to purchase 953,924 shares of Company common stock, representing the number of such shares as to which Awards were available but not granted under the Predecessor Plan for the Performance Period (as defined in such plan) consisting of the 1999 through 2002 calendar years, and all or a portion of such Carryover Award Amount may be applied to increase the Award Amount for any calendar year of the Plan, with the Carryover Award Amount to be decreased by any portions thereof so applied for purposes of future calendar years of this Plan.
No fractional shares of Company common stock will be delivered under the Plan.
5. PARTICIPATION AND AWARDS
     5.1 PARTICIPATION
          Mr. Robert Rosenkranz, Chairman, President and Chief Executive Officer of the Company, is the sole participant in the Plan. Mr. Rosenkranz will be eligible to receive an Award under the Plan following the end of each fiscal year of the Company (each, a “Fiscal Year”), beginning with the Fiscal Year ending December 31, 2003, and at other times as provided in Section 5.2(c) hereof, to the extent determined by the Committee, as set forth in Section 5.2 hereof.
     5.2 DETERMINATION OF AWARDS
          (a) Within the ninety (90) day period following the end of each Fiscal Year for which the Plan is in effect, the Committee shall determine whether and to what extent to grant an Award for such year (including the number of shares subject to any Award it determines to grant), and the composition of such Award as between Restricted Stock, Deferred Shares and Options, each as hereinafter defined (subject to the provisions of Section 4 hereof), based on such criteria relating to Mr. Rosenkranz’s performance, the Company’s performance, the Company’s stock performance and such other factors for or relating to such year as it, in its sole discretion, deems relevant or, if applicable, the extent to which Mr. Rosenkranz is entitled to an Award for such Fiscal Year based on the satisfaction of the performance criteria previously established by the Committee in its sole discretion for such year in accordance with Section 5.2(b) hereof. Any Award shall be granted on the date on which the Committee makes its determination to grant such Award, or, in the event that an

Award is granted pursuant to performance criteria established in advance by the Committee for a Fiscal Year pursuant to Section 5.2(b) hereof, on the last business day of such year, provided that Mr. Rosenkranz continues to be employed on such date, it being understood that Section 5.5 hereof shall apply with respect to any Fiscal Year during which such employment terminates.
          (b) The Committee may, in its sole discretion, establish in advance with respect to any Fiscal Year objective performance criteria which it selects in its sole discretion and which, if satisfied (as determined by the Committee in its sole discretion), will give rise to a target, minimum and/or maximum potential Award hereunder (as to the number of shares subject to the Award) for such year or a specified portion thereof, as well as the composition of the Award or portion thereof to be earned if such criteria are satisfied. Any such criteria and potential Award composition shall be established by the Committee within ninety (90) days of the beginning of the Fiscal Year as to which they shall apply. The Committee may, on or before the date of grant thereof and in its sole discretion, reduce any Award earned upon satisfaction of such performance criteria.
          (c) In addition to Awards which the Committee may determine to grant with respect to a particular Fiscal Year pursuant to Section 5.1 and 5.2(a) hereof, and notwithstanding any other provision of the Plan, the Committee may also make other discretionary grants of Awards composed of Restricted Stock, Deferred Shares or Options, or any combination thereof, under the Plan at such time or times during any Fiscal Year and based on such factors as it may in its sole discretion determine. The Committee may determine in its discretion the number of Shares to be subject to any such Award (subject to the provisions of Section 4 hereof) and the other terms and conditions of such Award, consistent with the terms of the Plan. Any such Award shall be granted on the date on which the Committee makes its determination to grant such Award.
     5.3 PAYMENT OF AWARDS
          The Award to be granted with respect to a Fiscal Year and, where applicable, under Section 5.2(c), shall, subject to Section 5.4(a), consist, as applicable, of a number of shares of restricted Company Class B Common Stock (“Restricted Stock”) and/or options covering a number of shares of Company Class B Common Stock (“Options”) determined in accordance with Section 5.2 hereof.
          The Restricted Stock and Options shall be granted upon the terms and conditions set forth below.
     5.4 DEFERRED SHARES
          (a) Awards in Lieu of Restricted Stock. If the Committee determines that the payment of an Award, in whole or in part, in shares of Restricted Stock may result in the Company not being able to take a tax deduction under Section 162(m) of the Code upon the vesting of such Restricted Stock or otherwise would not be in the best interests of the Company, or if the Committee determines that the Plan objective of deferral of taxation may not be met by issuance of Restricted Stock, it may elect instead to grant an equivalent number of Deferred Shares in lieu of a grant of Restricted Stock. Deferred Shares represent the right to receive the stated number of shares of Company Class B Common Stock, subject to the provisions of Section 10 hereof, upon the same events described in Section 6.2(c) hereof for the vesting of Restricted Stock. In the event that any Deferred Shares are awarded pursuant to this Section 5.4(a), all references to Restricted Stock in this Plan (including but not limited to the provisions of Section 6.2(c)) shall be deemed to apply, insofar as they are applicable, to the Deferred Shares.
          (b) Dividend Equivalents. In the event that a dividend is paid or property is distributed (including, without limitation, shares of Company stock) with respect to a share of Company Class B Common Stock while a Deferred Share is outstanding, Mr. Rosenkranz shall receive with respect to each Deferred Share then outstanding:
               (i) in the case of a cash dividend, or a distribution of property other than stock, dividend equivalents in cash or such property which shall be paid within the calendar month in which the dividend or distribution is paid; and
               (ii) in the case of stock dividends, a number of additional Deferred Shares equal to the number of whole shares of stock that would have been paid if the Deferred Shares had been stock outstanding on the date of distribution.

               Any additional Deferred Shares issued under this Section 5.4(b) shall be subject to the same terms and conditions, including with respect to vesting, forfeiture and distribution, as apply to the Deferred Shares in respect of which they are issued.
     5.5 AWARDS FOR PARTIAL YEARS
          If Mr. Rosenkranz’s employment terminates during any Fiscal Year for which the Plan is in effect other than by the Company for Cause or by Mr. Rosenkranz without Good Reason, Mr. Rosenkranz will be eligible to receive an Award to the extent provided in Section 5.2 hereof. Unless otherwise provided by the Committee in connection therewith, if the Committee has established objective performance criteria and the potential Award composition for such Fiscal Year pursuant to Section 5.2(b) hereof, Mr. Rosenkranz shall, to the extent that such criteria have been satisfied (on a pro-rated basis for such partial year, where applicable) and subject to the last sentence of Section 5.2(b) hereof, be entitled to receive a portion of such Award to be pro-rated to reflect the portion of the Fiscal Year elapsed. Within the ninety (90) day period following Mr. Rosenkranz’s termination of employment, the Committee shall make its determination as to whether and to what extent to grant an Award for such partial year. The provisions of Section 5.2(a) hereof shall apply with respect to such determination as if it were being made with respect to a completed Fiscal Year, except that any Award shall be granted on the date on which the Committee makes its determination to grant such Award, including but not limited to any determination as to the satisfaction of performance criteria on a pro-rated basis. The portion of any Award pursuant to this Section 5.5 that would have been paid in Restricted Stock will be satisfied by an equivalent number of shares of Company Class B Common Stock free of any restrictions.
6. TYPES OF AWARDS
     6.1 OPTIONS
          (a) Nature of Options; Grant Date. An Option will entitle Mr. Rosenkranz to purchase Company Class B Common Stock at a specified exercise price. The grant date for each Option shall be as set forth in Section 5.2(a) or Section 5.2(c) hereof, as applicable.
          (b) Exercise Price. The exercise price of an Option will be the Fair Market Value per share of the stock subject to the Option, determined as of the grant date. In no case may the exercise price paid for stock which is part of an original issue of authorized stock be less than the par value per share of the stock. For purposes hereof, “Fair Market Value” shall be the closing price per share of Stock, as reported on the New York Stock Exchange (“NYSE”) on the grant date, or if the Stock is not listed for trading on the NYSE, the closing price of Stock as reported on another recognized securities exchange or on the NASDAQ National Market System if the Stock shall then be listed on such exchange or system. If the Stock did not trade on the grant date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the Stock was traded preceding the grant date.
          (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted.
          (d) Exercise of Options. An Option will be exercisable 30 days following the grant thereof or at such other time or times as may be determined by the Committee in connection with any particular Award of an Option, subject to approval of the Plan by shareholders of the Company and, in the case of an Option granted pursuant to the satisfaction of performance criteria established in advance by the Committee, certification by the Committee that such criteria have been satisfied. Any exercise of an Option must be in writing, delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.
          (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) (i) through the delivery of shares of Company common stock which have been outstanding for at least six months and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) to the extent permitted by applicable law, by delivery of an unconditional and irrevocable undertaking by a broker selected by Mr. Rosenkranz to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.
     6.2 RESTRICTED STOCK
          (a) Nature of Restricted Stock Award. The portion of any Award paid in Restricted Stock entitles Mr. Rosenkranz to receive shares of Company Class B Common Stock subject to the restrictions described in paragraph (c) below.
          (b) Rights as a Stockholder. Mr. Rosenkranz will have all the rights of a stockholder with respect to the Company Class B Common Stock granted in connection with an Award, including voting and dividend rights, subject to the restrictions described in paragraph (c) below, and subject to approval of the Plan by shareholders of the Company. Certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of such restrictions, at which time such certificates will be delivered to Mr. Rosenkranz.
          (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the earliest of (i) Mr. Rosenkranz’s termination of employment (A) by reason of death, Disability or normal retirement in accordance with the policies set by the Board of Directors, (B) by the Company other than for Cause or (C) by Mr. Rosenkranz for Good Reason (each a “Qualifying Termination”) and (ii) a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, as such terms are defined in Treas. Reg. Section 1.409A-3, which in any such case also constitutes a Change of Ownership of the Company, subject, in the case of an event described in clause (i) or clause (ii), to any supplemental condition(s) or requirement(s) imposed by the Committee in connection with any particular Award of Restricted Stock (collectively, “Supplemental Requirements”). If the Company terminates Mr. Rosenkranz’s employment for Cause or if Mr. Rosenkranz terminates his employment other than for Good Reason or in connection with an event described in clause (A) above, any shares of Restricted Stock that he then holds subject to restrictions will be forfeited to the Company. In addition, if Mr. Rosenkranz terminates his employment prior to any applicable Supplemental Requirements being satisfied, any shares of Restricted Stock he holds subject to such Supplemental Requirements will be forfeited to the Company.
          (d) Cause. For purposes of this Plan, “Cause” means (i) conviction of a felony or other crime involving fraud, dishonesty or moral turpitude, (ii) fraud with respect to the business of the Company, or (iii) gross neglect of duties of the office specified in writing by the Board. For purposes of this Plan, Mr. Rosenkranz shall not be deemed to have been terminated for Cause until the later to occur of (i) the 30th day after notice of termination is given and (ii) the delivery to him of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Company’s directors at a meeting called and held for that purpose, and at which Mr. Rosenkranz together with his counsel was given an opportunity to be heard, finding that Mr. Rosenkranz was guilty of conduct described in the definition of “Cause” above, and specifying the particulars thereof in detail.
          (e) Good Reason. For purposes of this Plan, “Good Reason” means the voluntary termination by Mr. Rosenkranz of his employment (1) to enter public service or (2) within 120 days after the occurrence without his express written consent of any of the following events, provided that Mr. Rosenkranz gives notice to the Company at least 30 days in advance requesting that the situation be remedied, and the situation remains unremedied upon expiration of such 30-day period:
               (i) Mr. Rosenkranz’s removal from, or any failure to reelect him to, the positions of Chairman of the Board, President or Chief Executive Officer, except in connection with his termination for Cause or Disability or termination by him other than for Good Reason; or
               (ii) reduction in Mr. Rosenkranz’s rate of Base Salary for any fiscal year to less than 100 percent of the rate of Base Salary paid to him in Fiscal Year 2001; or
               (iii) failure of the Company to continue in effect any retirement, life insurance, medical insurance or disability plan in which Mr. Rosenkranz was participating on the date of Board adoption of this Plan unless the Company provides Mr. Rosenkranz with a plan or plans that provide substantially comparable benefits; or
               (iv) a Change of Ownership; or

               (v) any purported termination by the Company of Mr. Rosenkranz’s employment for Cause that is not effected in compliance with paragraph (d) of this Section 6.2.
          (f) Change of Ownership. For purposes of this Plan, a “Change of Ownership” shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the “Board of Directors” generally and as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a “group” as such term is used in Section 13(d)(3) of the 1934 Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company’s assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.
          (g) Disability. For purposes of this Plan, “Disability” means an illness, injury, accident or condition of either a physical or psychological nature as a result of which Mr. Rosenkranz is unable to perform substantially the duties and responsibilities of his position for 180 days during a period of 365 consecutive calendar days.
          (h) Notice of Election. If Mr. Rosenkranz makes an election under Section 83(b) of the Code with respect to Restricted Stock, he must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.
7. EVENTS AFFECTING OUTSTANDING OPTIONS
     7.1 QUALIFYING TERMINATION
          Subject to such supplemental requirements and restrictions as may be imposed by the Committee in connection with any particular Award of an Option, if Mr. Rosenkranz’s employment with the Company terminates in connection with a Qualifying Termination, he (or his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution) may exercise all or any Options he then holds or is granted subsequent to a Qualifying Termination at any time prior to the expiration of their respective terms.
     7.2 TERMINATION OF EMPLOYMENT (OTHER THAN A QUALIFYING TERMINATION)
          Except as may be otherwise provided by the Committee in connection with any particular Award of an Option, if Mr. Rosenkranz’s employment with the Company terminates other than in connection with a Qualifying Termination, all Options will continue to be exercisable for a period of ninety days following the termination and shall thereupon terminate, unless the termination was by the Company for Cause, in which case all such Options shall immediately terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

8. GENERAL PROVISIONS
     8.1 DOCUMENTATION OF AWARDS
          Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time.
     8.2 RIGHTS AS A STOCKHOLDER
          Except as specifically provided by the Plan, the receipt of an Award will not give Mr. Rosenkranz rights as a stockholder. He will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Company common stock.
     8.3 CONDITIONS ON DELIVERY OF STOCK
          The Company will not be obligated to deliver any shares of Company common stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Company common stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Company common stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such stock bear an appropriate legend restricting transfer.
     8.4 TAX WITHHOLDING
          Upon the lapse of restrictions on the Restricted Stock, the delivery of any Deferred Shares and the exercise of any Options, the Committee will have the right to require that Mr. Rosenkranz or his representative remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Company common stock. If and to the extent that such withholding is required, the Committee may permit Mr. Rosenkranz or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Company common stock having a value calculated to satisfy the withholding requirement.
     8.5 NONTRANSFERABILITY OF AWARDS
          Except as set forth below and in Section 6.2(c), Awards granted hereunder may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of descent and distribution. Notwithstanding the foregoing, if the Committee expressly so provides in the applicable Award agreement (at the time of grant or at any time thereafter), an Option granted hereunder may be transferred, for or without consideration, by Mr. Rosenkranz to members of his “immediate family”, to an organization exempt from taxation under Section 501(c)(3) of the Code (a “tax-exempt organization”), to a trust or trusts (each, a “family trust”) established for the exclusive benefit of one or more of the following: Mr. Rosenkranz, a “controlled entity”, one or more members of his “immediate family” and/or any tax-exempt organizations, or to a partnership or limited liability company in which one or more “immediate family” members, “controlled entities” and/or any tax-exempt organizations are the only partners or members, as the case may be. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means Mr. Rosenkranz’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

     8.6 ADJUSTMENTS
          (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 hereof.
          (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Options and any other provision included in or relating to the calculation of Awards affected by such change. The Committee may also make appropriate adjustments to take into account, mergers, consolidations, acquisitions, dispositions or similar corporate transactions if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve (but not enhance) the benefits under the Plan. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8.6 that causes any Option to be treated as deferred compensation pursuant to Section 409A of the Code.
     8.7 EMPLOYMENT RIGHTS, ETC.
          Neither the adoption of the Plan nor the grant of Awards will confer upon Mr. Rosenkranz any right to continued retention by the Company as an employee or otherwise, or affect in any way the right of the Company to terminate the employment relationship at any time.
     8.8 EXCISE TAX GROSS-UP
          In the event it shall be determined by the Company’s independent auditors that any payment or distribution made, or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of vesting of any restricted stock or deferred shares), by the Company to or for the benefit of Mr. Rosenkranz (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 8.8) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code (or any similar excise tax) or any interest or penalties are incurred by Mr. Rosenkranz with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Mr. Rosenkranz shall be entitled to receive an additional payment (a “Gross-Up Payment”), to be made no later than the end of the calendar year in which Mr. Rosenkranz makes payment of the Excise Tax (notice of which payment shall be provided to the Company), in an amount such that after payment by Mr. Rosenkranz of all taxes (including any Excise Tax, income tax or payroll tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, Mr. Rosenkranz retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.
9. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION
The Committee may, in accordance with applicable law and the rules of any exchange or system on which the Company’s securities are listed or traded, at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will without Mr. Rosenkranz’s consent, amend the Plan or any outstanding Award so as to adversely affect his rights under the Plan or any outstanding Award. Nothing in this Plan shall modify or in any way affect any of the Awards previously received by Mr. Rosenkranz under the Predecessor Plan or the predecessor thereto.
10. COMPLIANCE WITH SECTION 409A
It is intended that Deferred Shares granted prior to January 1, 2005 that were vested on December 31, 2004 (the “Grandfathered Deferred Shares”) will satisfy the grandfather provisions applicable under Section 409A of the Code so that such Grandfathered Deferred Shares (together with any dividend equivalents thereon) will not be subject to Section 409A of the Code. No amendment to this Plan made after October 3, 2004 will apply to the Grandfathered Deferred Shares (or to dividend equivalents thereon) unless the amendment specifically provides that it applies to such Deferred Shares. It is intended that Deferred Shares granted on or after January 1, 2005 will comply with Section 409A of the Code and any regulations and guidelines issued thereunder, and the Plan will be interpreted in a manner consistent with such intent. If Mr. Rosenkranz is, on the date of his separation from service, a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code or any successor provision of the Code, then with regard to any distribution of Company common stock that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code or any successor provision of the Code, distribution of such Company common stock shall be deferred until the earlier of (i) the expiration of the six (6)-month period measured from the date of his “separation from service” (as such term is defined in Treasury Regulations issued under Section 409A of the Code), or (ii) the date of his death (the “Delay Period”). Upon the expiration of the Delay Period, distribution of all Company common stock delayed pursuant to this Section 10 shall be made to Mr. Rosenkranz in a single lump sum.